Smart-tek Keeps Building on Strong Momentum; Awarded $500,000 in Mixed Residential and Commercial Security and Surveillance Contracts

CORTE MADERA, Calif., March 27, 2006 Smart-tek Solutions, Inc. (OTCBB:STTK) announced today that its operating subsidiary Smart-tek Communications Inc. (“SCI”), has been awarded the security/surveillance contracts for the Two Harbour Green and The Rise projects.  The value of the contracts is in excess of $500,000.

SCI is supplying and installing the low voltage system consisting of the telephone/data backbone to the buildings, CATV, integrated proximity access control, elevator access control, intercom and digital CCTV system to both projects.

“These are very exiting times for Smart-tek Communications, Inc and its parent company, Smart-tek Solutions, Inc”, said Perry Law, President of Smart-tek Communications.  “Not only has there been a lot of interest in our RTAC-PM Bird Flu containment and monitoring system, but we are also are continuing to have tremendous success in our residential and commercial security and surveillance products and services”.

“Despite reported slowdowns in some parts of North America, the real estate industry in the greater Vancouver area remains strong,” said Law.  “Additionally, with the 2010 Winter Olympics being hosted in the area, there appears to be no end in site in new real estate development in our market. Our reputation for completing our projects on time and on budget, as well as delivering high quality products and services to our customers, positions us extremely well to take full advantage of this real estate boom.”

The Rise is a unique vertically designed mixed-use development project in Vancouver that will feature 92 units of rental live work studios, surrounding a large semi-private rooftop.  The Rise is owned by Grosvenor Property & Partnership, an international property development and investment group.

More information on The Rise project can be found at www.grosvenor.com.

The Two Harbour Green project is owned and developed by ASPAC Developments Ltd., a major international developer with a significant presence in Asia.  The high-rise building consists of a total of 31 units.

More information on the Two Harbour Green project can be found at www.harbourgreenplace.com.

About Smart-tek Solutions Inc.

Smart-tek Solutions Inc. is a technology holding company in the security and surveillance sector providing turnkey state of the art systems design and installation through its wholly owned subsidiary, Smart-tek Communications, Inc. Smart-tek Communications, Inc. is the Company's initial acquisition in this sector and is appropriately positioned to pursue additional acquisitions in order to restore and enhance shareholder value.

Smart-tek Communications Inc. is a market leader in integrated security, voice and data communication systems. Located in Richmond, British Columbia, SCI specializes in the design, sale, installation and service of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a security systems leader in the Greater Vancouver area, supplying over 45% of new downtown core construction projects. Valued customers include major developers, general and electrical contractors, hospitals, Crown Corporations, law enforcement agencies and retail facilities. Projects range from high-end residential and commercial developments to system upgrades and monitoring contracts. SCI's continued growth and success is a direct result of providing a consistently superior product at competitive pricing to both new and existing clients. SCI's stellar client retention is in itself a testimonial to the overall excellence of the product designed and installed.

Notice Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's business which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Readers are directed to the Smart-tek Solutions reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its most recent annual report on Form 10-KSB for the year ended June 30, 2005 and quarterly report on Form 10-QSB the quarter ended December 31, 2005 for further information and factors that may affect Smart-tek Solutions business and results of operations. Smart-tek Solutions Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

Peter Nasca

Peter Nasca Associates, Inc.

305-937-1711